Exhibit 31.1

Rule 13a-14(a) Certification of the Chief Executive Officer

I, James R. Clarkson, president and chief executive officer, certify that:

1.             I have reviewed this annual report on Form 10-K/A of HCSB Financial Corporation; and

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	November 7, 2011	/s/ James R. Clarkson
James R. Clarkson
President & Chief Executive Officer